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                                                                    EXHIBIT 99.1

[LOGO]

            EDWARD F. STAIANO RESIGNS AS VICE CHAIRMAN AND CEO
 IRIDIUM LLC BOARD OF DIRECTORS FORMS EXECUTIVE COMMITTEE; INTERIM CEO APPOINTED

Washington, D.C. - Iridium LLC announced today that its Board of Directors has formed an Executive Committee to manage the Company's day-to-day operations and that it has appointed John A. Richardson to the position of interim Chief Executive Officer, effective immediately. Executive Committee members include, Mr. Richardson; Alberto Finol, Chairman of Iridium SudAmerica Corporation; John Mitchell, former Vice Chairman of the Board of Motorola Inc.; Richard L. Lesher, Director of Iridium World Communications Ltd. and former President of the U.S. Chamber of Commerce; and Yoshiharu Yasuda, President of Nippon Iridium Corporation.

The Committee will pursue selection of a new Chief Executive Officer to replace Dr. Edward F. Staiano, who today submitted his resignation. Dr. Staiano also resigned his position as Chairman of Iridium World
Communications, Ltd.

Robert W. Kinzie, Chairman of the Board of Iridium LLC, praised Dr. Staiano's work during the technical implementation of the Iridium program. "Dr. Staiano led Iridium LLC through the successful deployment phase of the Iridium project. The Iridium system has achieved outstanding service performance and worldwide availability. We thank him for his significant technical and licensing accomplishments in guiding the project to this stage of completion", he said.

                                    --more--

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Interim CEO John A. Richardson who is currently serving as CEO of Iridium Africa
Corporation, has extensive experience in both international business operations and financial services. He was an Executive Director of Hutchison Whampoa Ltd.
in Hong Kong for twelve years during its extensive corporate restructuring in the late 1970s and early 1980s, culminating in his appointment as CEO from 1979 to 1985. In the early 1990s he was Chairman of the Management Committee of EXCO, a U.K. based international brokerage and foreign exchange trading business which after corporate restructuring was re-listed on the London stock exchange in 1993. He was most recently Chairman and CEO of Barclays Bank-BZW Asia.

 Iridium LLC became the world's first global satellite phone and paging company on November 1, 1998. The network of 66 low-earth orbiting satellites, combined with terrestrial cellular systems, enables customers to communicate virtually anywhere in the world using one phone and pager, one phone number, and receiving one monthly bill. Customers access participating local cellular networks when available, and the Iridium satellite network when outside terrestrial cellular coverage. Iridium World Communications, Ltd. (NASDAQ: IRID) is the public investment vehicle of Iridium LLC.

                                    ###
 Iridium is a registered trademark and service mark of Iridium LLC (C) 1999
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[Logo]

             IRIDIUM REPORTS FIRST QUARTER RESULTS (NASDAQ: IRID)

WASHINGTON, D.C. -- Iridium LLC today announced revenues for the first quarter ending March 31, 1999 of $1, 451,000.00, and a net loss of $505 million, or $3.45 loss per Class 1 Interest. To partially offset substantially lower than anticipated revenues, Iridium is reducing expenses in areas not essential to generating increased revenues. The details of the financial results are shown in the accompanying table. As of March 31, there were approximately 10,294 customers on the Iridium system, including 7,188 satellite-homed voice customers, 1,031 cellular-homed voice customers and 2,075 satellite paging customers.

The Company is in the early stages of its transition from development to commercialization stage, and many of the customers included in the current results may be, or may have been during the reporting period, in a mode of evaluation and test of the Iridium services. Furthermore, the Company believes that the reported results reflect that periods as long as several weeks can normally be encountered from the date of customer activation, which these results report, and the actual usage of the services by such customers.

Iridium's efforts to attract customers were hindered by a number of factors during the period, notably, limited availability of some handset models and accessories in many markets, and delays by the overall Iridium distribution network to field sufficient numbers of properly trained and equipped salespeople. With the commencement of handset shipments by Kyocera Corporation late in the quarter, and with Motorola now shipping virtually all Iridium accessories, production by the manufacturers is now adequate, although a number of distribution and importation issues continue to constrain actual product availability in many markets.

"Although we have succeeded in building a network that is providing high-quality service to our customers, we were very disappointed with our first quarter customer and revenue numbers," said John A. Richardson, Iridium's interim CEO. "Clearly, we have a great deal of work to do to improve our marketing, distribution and sales activities all over the world. Over the course of the first quarter, we have identified major causes for the poor sales
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performance, and are initiating aggressive actions in response, acting in concert with our regional Gateway partners, our equipment suppliers, and the outstanding roster of service providers and roaming partners they have enlisted."

Iridium LLC, its gateway partners, and its equipment suppliers are initiating a number of significant actions to address the sales shortfall, including: tailoring the Iridium product and service offering to better fit the identified market demand, accelerating introduction of Iridium products and services by the types of distribution channel that have proven to be the most effective to date, and reconsideration of product and service prices.

Iridium LLC became the world's first operational global satellite phone and paging company on November 1, 1998. The network of 66 low-earth orbiting satellites, combined with terrestrial cellular systems, enables customers to communicate virtually anywhere in the world using one phone and pager, one phone number, and receiving one monthly bill. Customers access participating local cellular networks when available, and the Iridium satellite network when outside terrestrial cellular coverage. Iridium World Communications, Ltd. (NASDAQ: IRID) is the public investment vehicle of Iridium LLC.

This release contains forward-looking statements, including statements regarding projected revenues and subscribers, service enhancements to the Iridium system and equipment availability. These forward-looking statements are based on a number of assumptions and actual results may be materially different from those expressed or implied by such statements. For a description of factors which may cause results for Iridium to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of Iridium World Communications Ltd. (Nasdaq: IRID).

                                   # # #

Iridium is a registered trademark and service mark of Iridium LLC (C) 1999

                                   IRIDIUM LLC

                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)

                             SELECTED FINANCIAL DATA

             (DOLLARS IN THOUSANDS EXCEPT FOR CLASS 1 INTEREST DATA)

                                                    THREE
                                                    MONTHS ENDED
                                                    MARCH 31, 1999
                                                    --------------
CONSOLIDATED STATEMENT OF LOSS DATA:
Revenue                                             $           1,451
EBITDA Loss                                         $         180,359
Depreciation and amortization                       $         205,901
Interest expense, net                               $         119,141
                                                     ----------------
Net loss                                            $         505,401
                                                     ================
Net loss applicable to Class 1 Interests            $         507,068
                                                     ================
Net loss per Class 1 Interest                       $            3.45
                                                     ================
Weighted average interests used in
computing Net loss per Class 1 Interest                   146,781,298
                                                     ================

                                                       MARCH 31, 1999
                                                     ----------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                           $         195,443
Property and equipment - net                        $       3,412,809
Total assets                                        $       3,719,514
Bank debt                                           $       1,280,000
Senior notes (net of discount)                      $       1,406,766
Senior subordinated notes (net of discount)         $         337,423
Total Members' equity                               $         214,603

                                       ###
   Iridium is a registered trademark and service mark of Iridium LLC (C) 1999